UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2009

NextFit, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-122185 (Commission File Number)	87-0672359 (IRS Employer Identification No.)

235 West Sego Lily Drive, 2nd Floor, Sandy, Utah 84070

(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 990-1992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On November 6, 2009 NextFit, Inc. (the “Company”) entered into an Engagement Letter (the “Agreement”) with WOW International Limited (“Advisor”), pursuant to which Advisor agreed to act as the Company’s financial advisor in connection with a proposed private placement of the Company’s securities in Singapore and Hong Kong (a “Transaction”). During the term of the Agreement, Advisor will be the Company’s exclusive agent for financial advisory services for potential Transactions with non-US persons residing in Singapore and Hong Kong. The Company has agreed to pay Advisor, upon consummation of any Transaction, a cash fee of ten percent of the Transaction value. Advisor will pay its own out of pocket fees and expenses. The Agreement may be terminated by either party upon five days written notice, provided that the Company will not terminate the Agreement for a period of at least three months, other than for gross negligence or intentional misconduct.

A copy of the Agreement is included with this report under Item 9.01(d).

Item 9.01

(d) Exhibits.

Exhibit No.	Description
10	Engagement Letter dated November 6, 2009 between the Company and WOW International Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextfit, Inc.

By:	/s/ Teri Sundh
Teri Sundh, CEO

Date: November 10, 2009

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